                     REAL ESTATE PURCHASE AND SALE AGREEMENT


          This Real Estate Purchase and Sale Agreement (the "Agreement") is made as of the effective date of Oct. 6, 1996 (the "Effective Date"), by and between EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Seller") and THE GOOD GUYS--CALIFORNIA, INC., a California Corporation ("Buyer") for purchase and sale of a 67,500 square foot parcel of land located at the southeast corner of that certain real property situated in King County, Washington, and described in EXHIBIT A attached hereto and all rights appurtenant thereto (the "Property"). The Property is located in the lower left-hand corner of the site plan attached hereto as EXHIBIT B.

          1. PURCHASE PRICE; PAYMENT. The total purchase price for the Property is One Million Eight Hundred Ninety Thousand Dollars (US $1,890,000.00) (the "Purchase Price"), which amount, including the Deposit, shall be paid in cash upon closing.

          2. EARNEST MONEY DEPOSIT. Within seven (7) business days after the Effective Date, Buyer shall deposit with the Closing Agent Fifty Thousand Dollars ($50,000.00) as an earnest money deposit (the "Deposit") to be held in escrow in an interest bearing account approved by Buyer and applied or disposed of by Closing Agent as provided herein.

          3.   CONDITIONS.

               A. DUE DILIGENCE CONDITIONS. Buyer shall have a period of ninety (90) days from the Effective Date (the "Due Diligence Period") to conduct a full due diligence investigation of the Property. The Due Diligence Period will start at the Effective Date of this Agreement. Seller shall within fifteen
(15) days after the Effective Date deliver to Buyer all reports, studies, surveys, books and records relating to the Property for such purpose, and shall afford Buyer full access to the Property for conducting such physical inspections, surveys, environmental investigations and other examinations as Buyer shall deem appropriate, in its discretion. Buyer agrees to indemnify and hold Seller from any damage, loss or expense, including but not limited to attorneys fees, that Seller may suffer or incur as a result of any activities of Buyer on the Property.

               B.   OTHER CONDITIONS.

                    1. PARKING LOT PLANS. Within thirty (30) days after the Effective Date, Seller shall provide Buyer with complete plans and specifications related to the parking lot improvements to be located on the Property, including without limitation, information reasonably required by Buyer related to the asphalt, striping, curbing, landscaping, irrigation and the like located on the Property as shown on Exhibit B (the "Parking Lot Plans"). In the event such Parking Lot Plans are approved by Buyer, Seller shall cause the improvements specified therein to be constructed prior to the Closing. In the event the Agreement is not terminated pursuant to Section 3C below, Buyer shall pay to Seller at the Closing the actual out of pocket costs attendant to the work performed pursuant to the Parking Lot Plans; such costs shall be calculated by the actual cost (not to exceed Two Dollars ($2.00 per square foot) of the improvements constructed by Seller outside of the diagonal-lined area (145' by 245') and within the area of the parcel (250' by 270'), as shown on Exhibit B, provided that Buyer's share of such costs shall in no event exceed Sixty-Three Thousand Nine Hundred Fifty Dollars ($63,950.00). All work inside the diagonal-lined area shown on Exhibit B shall be Buyer's sole obligation and cost.

                    2. RECIPROCAL EASEMENT AGREEMENT. Within thirty (30) days after the end of the Due Diligence Period (provided Buyer has not terminated pursuant to Section 3C below), Seller will submit to Buyer a proposed form of reciprocal easement and parking agreement covering reciprocal ingress and egress and appropriate provisions to provide for specific "Protected Areas" of parking for the benefit of the Property and the remainder of the real property described in EXHIBIT A, together with cost sharing of maintenance and repair of the easement (the "REA"). Buyer shall have twenty (20) days from receipt thereof within which to review and approve, disapprove or submit requested changes to the REA. If final agreement cannot be reached prior to the Closing, Buyer shall be entitled to cancel and terminate this Agreement and receive a complete refund of all deposits made by Buyer pursuant hereto.

                    3. SEPARATE PARCEL. This Agreement is expressly conditioned upon receipt by Seller and delivery to Buyer on or before the end of the Due Diligence Period of the following: (a) an approved separate legal parcel encompassing only the Property in the configuration shown on Exhibit B; (b) all of the attendant documentation, including an ALTA survey of the Property. If a final parcel map and the ALTA survey are not delivered by the date of Closing, Buyer shall be entitled to cancel and terminate this Agreement and receive a complete refund of all deposits made by Buyer pursuant hereto.

               C. EXTENSION AND/OR TERMINATION. Buyer shall also have, at its sole option, the right to extend the Due Diligence Period for one additional period of thirty (30) days to conduct further due diligence pursuant to Section 2A above upon payment to Seller of an additional deposit of Fifteen Thousand Dollars ($15,000) for the thirty (30) day period, which sum will be nonrefundable except as set forth in Section 3B, but applicable to the Purchase Price.

               The Agreement will be terminable by Buyer at or prior to the expiration of the Due Diligence Period in the event Buyer is not satisfied with any aspect of the Property. If the Agreement is terminated, the Deposit and all accrued interest thereon will be refunded to Buyer within ten (10) days of receipt of notice of termination from Buyer. If Buyer does not terminate the Agreement at the end of the Due Diligence Period, Buyer shall deposit an additional Fifty Thousand Dollars ($50,000.00) with the Closing Agent, to be applied or disposed of in the same manner as the Deposit.

          4.   CLOSING.

               4.1 TIME FOR CLOSING; TERMINATION DATE. This sale shall be closed in the office of Translation Title Insurance Company in Seattle, Washington ("Closing Agent") within thirty (30) days after issuance of a building permit to Buyer, but in any event, not later than June, 1, 1997, which shall be the termination date. Buyer agrees to apply for a building permit
prior to the last to occur of:    (i) Seller opening for business, or
(ii) February 6, 1997. Buyer and Seller shall deposit in escrow with Closing Agent all instruments, documents and monies necessary to complete the sale in accordance with this Agreement. As used herein, "Closing" or "Closing Date" means the date on which all appropriate documents are recorded, proceeds of sale are available for disbursement to Seller.

               4.2 PRORATIONS; CLOSING COSTS. Taxes and assessments for the current year, prepaid premiums for insurance to be assigned to Buyer, if any, and utilities constituting liens shall be prorated as of the Closing Date. Seller shall pay the premium for the title insurance policy in the amount allocable to standard coverage, real estate excise taxes, and one-half (1/2) of Closing Agent's escrow and closing fees. Buyer shall pay the cost of recording the statutory warranty deed, the portion, if any, of the premium for the title insurance policy allocable to extended coverage and additional endorsements required pursuant to Section 6 hereof, and one-half of Closing Agent's escrow and closing fees.

               4.3 POSSESSION. Buyer shall be entitled to possession upon closing.

          5. CONVEYANCE OF TITLE. On Closing, Seller shall execute and deliver to Buyer a statutory warranty deed conveying good and marketable title to the Property, subject to the lien of real estate taxes and assessments for the current calendar year not yet due and payable, those easements and other exceptions identified on the preliminary commitment for title insurance or in the following sentence (the "Permitted Exceptions"), and other encumbrances or defects approved by Buyer. Rights reserved in federal patents or state deeds, building or use restrictions general to the district, existing easements not inconsistent with the Buyer's proposed use of the Property, and building, zoning, or environmental regulations will be Permitted Exceptions, not subject to disapproval by Buyer.

          6. TITLE INSURANCE. As soon as reasonably possible after the date of this Agreement, Seller will provide Buyer with a preliminary commitment for title insurance with standard coverage issued by Transnation Title Insurance Company, with copies of all exceptions set forth therein. Buyer shall notify Seller of (i) its disapproval of any exception shown in the preliminary commitment (other than Permitted Exceptions) within fifteen
(15) days after Buyer's receipt of the preliminary commitment or Buyer shall be deemed to have waived its right to disapprove such exceptions, and (ii) any required endorsements to the title policy to be issued pursuant hereto. If, within ten (10) days after the receipt of such notice Seller has not removed or given reasonable written assurances to Buyer that such disapproved exception(s) will be removed on or before closing, Buyer may, within ten (10) days thereafter, elect to terminate this Agreement by giving notice of such termination to Seller, but if no such notice is given, Buyer shall be deemed to have waived such defects and shall purchase the Property on the remaining terms hereof. The time period for approval of exceptions to title shall be extended by any period of delay in delivering an ALTA survey of the Property pursuant to which Buyer will be able to locate any easements or encroachments onto the Property. If Buyer terminates this Agreement pursuant to this paragraph, Seller or Closing Agent shall refund the Deposit and accrued interest and all rights and obligations of Seller and Buyer under this Agreement shall terminate and be of no further force or effect. Notwithstanding the foregoing, if Seller cannot remove any disapproved exception by the termination date, or if removal would require payment of more than the cash proceeds available to Seller from, this sale at Closing, this Agreement shall terminate and be of no further force or effect, and the Deposit and interest shall be refunded to Buyer; provided, however, that Buyer may elect to waive such disapproved exception(s) , which shall thereupon become Permitted Exceptions, and close on the remaining terms.

          Encumbrances to be discharged by Seller may be paid out of the Purchase Price at Closing.

          As soon as available after Closing, Seller will provide to Buyer a policy of title insurance with the endorsements required by Buyer, pursuant to the preliminary commitment, dated as of the Closing Date and insuring Buyer in the amount of the Purchase Price against lost or damage by reason of defect in Buyer's title to the Property, subject only to (i) the printed exclusions and general exceptions appearing in the policy form, (ii) any Permitted Exceptions,
(iii) the exceptions specified in the preliminary title report that Buyer has not disapproved of as provided herein, and (iv) real property taxes and assessments that are not delinquent.

          7. RISK OF LOSS; CONDEMNATION. Risk of loss of or damage to the Property shall be borne by the Seller until the date of closing. Thereafter, Buyer shall bear the risk of loss. In the event of material loss of or damage to the Property prior to the date upon which Buyer assumes the risk, Seller shall restore the Property, provided that in the event such restoration is not complete by the -Closing Date, Buyer may terminate this Agreement by giving notice of such termination to Seller and Closing Agent, and the Deposits and interest shall be refunded ten (10) days thereafter.

          If the Property is or becomes the subject of a condemnation proceeding prior to closing, Buyer may, at its option, terminate this Agreement by giving notice of such termination to Seller on or before the termination date, and upon such termination the Deposits and interest shall be returned to Buyer and this Agreement shall be of no further force or effect; provided, however, that Buyer may elect to purchase the Property, in which case the total purchase price shall be reduced by the total of any condemnation award received by Seller at or prior to closing, and on closing, Seller shall assign to Buyer all of Seller's rights in and to any future condemnation awards or other proceeds payable or to become payable by reason of any taking. Seller agrees to notify Buyer of eminent domain proceedings within five (5) days after Seller learns thereof.

          8. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer as of the date of closing that:

               8.1 Seller, and the person signing on behalf of Seller, has full power and authority to execute this Agreement and perform Seller's obligations hereunder, and all necessary corporate action to authorize this transaction has been taken; and

               8.2 The Property is not subject to any leases, tenancies or rights of persons in possession.

          9. BUYER'S AUTHORITY. Buyer represents and warrants to Seller that at the date of execution hereof and at the Closing Date Buyer, and the person signing on behalf of Buyer, has full power and authority to execute this Agreement and to perform Buyer's obligations hereunder, and all necessary corporate action to authorize this transaction has been taken.

          10. DEFAULT. Time is of the essence of this Agreement. If Buyer defaults, the Deposit and accrued interest may, at Seller's election, either be forfeited on demand by Seller and paid to Seller as liquidated damages, or held by Closing Agent pending the outcome of any suit or action brought by Seller. If Seller elects to forfeit the Deposit as liquidated damages for Buyer's default, this Agreement shall terminate and Buyer shall have no further obligations or liability hereunder, and Buyer hereby consents to the transfer of the Deposit to Seller by Closing Agent in such event. If Seller defaults, Buyer's damages, if any, shall be limited to an amount equal to the deposit. In any suit, action or appeal therefrom to enforce this Agreement or any term or provision hereof or to interpret this Agreement, the prevailing party shall be entitled to recover its costs incurred therein, including reasonable attorneys' fees.

          11. NOTICES. All notices, waivers, elections, approvals and demands required or permitted to be given hereunder shall be in writing and shall be personally delivered (by overnight courier service or otherwise) or sent by United States certified mail, return receipt requested to the addressee's mailing address set forth below. Either party hereto may, by proper notice to the other, designate any other address for the giving of notice. Any notice shall be effective when personally delivered or, if mailed as provided herein, on the date of actual receipt. Copies of any notices shall be sent as follows:

               To Seller:

               Eagle Hardware & Garden, Inc.
               981 Powell Avenue S.W.
               Renton, WA 98055
               Attn: Richard T. Takata, President

               with a copy to:

               William N. Moloney
               5711 N.E. Tolo Road
               Bainbridge Island, WA 98110

               and to Buyer:

               The Good Guys--California, Inc.
               7000 Marina Boulevard
               Brisbane, CA 94005
               Attn: Vice President Real Estate

               with a copy to:

               Phillip H. Stoermer
               Miller, Starr & Regalia
               1331 N. California Boulevard, Suite 700
               Walnut Creek, CA 94596

          12. ASSIGNMENT. Buyer's rights under this Agreement are fully assignable to a parent, subsidiary or affiliate of Buyer or to an entity acceptable to Buyer with whom Buyer engages in a sale/leaseback transaction or other similar financial arrangement. Additionally, this Agreement may be assigned to a reputable retailer reasonably acceptable to Seller whose business is not in competition with any of the merchandise sold or services provided by Seller on the property described in Exhibit A.

          13. GENERAL. This is the entire agreement of Buyer and Seller with respect to the matters covered hereby and supersedes all prior agreements between them, written or oral. This Agreement may be modified only in writing, signed by Buyer and Seller. Except as otherwise provided herein any waivers hereunder must be in writing. No waiver of any right or remedy in the event of default hereunder shall constitute a waiver of such right or remedy in the event of any subsequent default. This Agreement shall be governed by the laws of the state of Washington. This Agreement is for the benefit only of the parties hereto and shall inure to the benefit of and bind the heirs, personal representatives, successors and assigns of the parties hereto. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

          14. COMMISSIONS. Buyer and Seller acknowledge that Terranomics Retail Services, Inc. has acted as broker for Seller and Buyer in this transaction. Each party represents and warrants to the other party that it has engaged no other broker in connection with the negotiations leading to this Agreement, and each party shall indemnify the other party against and hold the other party harmless from any and all loss, damage, liability, cost or expense, including attorney's fees, suffered or incurred by the other party arising out of or relating to any claims for real estate commission made by any real estate agent or broker engaged by Buyer or Seller, as the case may be. Seller agrees to pay Terranomics Retail Services, Inc. a commission of four percent (4%) of the Purchase Price to be paid only if the transaction closes and at Closing from available funds.

          15. DISCLAIMER. SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AND SHALL NOT IN ANY WAY BE LIABLE FOR OR WITH RESPECT TO: (I) THE ENVIRONMENTAL OR OTHER CONDITION OF THE PROPERTY OR ANY BUILDINGS, STRUCTURES OR IMPROVEMENTS THEREON OR THE SUITABILITY OF THE PROPERTY FOR HABITATION OR FOR BUYER'S INTENDED USE OR FOR ANY USE WHATSOEVER; (II) ANY APPLICABLE ENVIRONMENTAL, BUILDING, ZONING OR FIRE LAWS OR REGULATIONS, OR WITH RESPECT TO COMPLIANCE THEREWITH, OR WITH RESPECT TO THE EXISTENCE OF OR COMPLIANCE WITH ANY REQUIRED PERMITS OR APPROVALS, IF ANY, OF ANY GOVERNMENTAL AGENCY; (III) THE AVAILABILITY OR EXISTENCE OF ANY WATER, SEWER OR UTILITY RIGHTS; (IV) THE AVAILABILITY OF WATER,

SEWER OR OTHER UTILITIES; OR (V) ANY WATER, SEWER OR OTHER UTILITY DISTRICT. BUYER ASSUMES THE RESPONSIBILITY AND RISKS OF ALL DEFECTS AND CONDITIONS, INCLUDING SUCH DEFECTS AND CONDITIONS, IF ANY, THAT CANNOT BE OBSERVED BY CASUAL INSPECTION. BUYER ACKNOWLEDGES THAT BUYER IS PURCHASING THE PROPERTY "AS IS" AND WILL HAVE THE OPPORTUNITY TO INSPECT THE PROPERTY AND WILL BE RELYING ENTIRELY THEREON AND ON ANY CONSULTANTS BUYER MAY RETAIN.

          16. EXHIBITS. Exhibits A and B attached hereto are incorporated herein as if fully set forth.

          17. EFFECTIVE DATE. The Effective Date of this Agreement shall be Oct. 6, 1996.

Date of Execution:                 BUYER:

Sept. 26, 1996                     THE GOOD GUYS--CALIFORNIA, INC.
-------------------------

                                   BY: /s/ Gregg Steele
                                      -------------------------------------
                                        Gregg Steele
                                   Its:    Vice President Real Estate

                                   Address:
                                   7000 Marina Boulevard
                                   Brisbane, CA 94005

Date of Execution:                 SELLER:

September 24, 1996                 EAGLE HARDWARE & GARDEN, INC.
-------------------------
                                   BY: /s/ Richard T. Takata
                                      -------------------------------------
                                           RICHARD T. TAKATA
                                   Its:    President
                                        -----------------------------------
                                   Address:
                                   981 Powell Avenue S.W.
                                   Renton, WA 98055

STATE OF CALIFORNIA  )
          ---------- )
                     )
COUNTY OF SAN MATEO  )
          ---------- )

          THIS IS TO CERTIFY that on this 26 day of Sept, 1996 before me, the undersigned, a notary public in and for the State of California duly commissioned and sworn, personally appeared Gregg Steele to me known to be the VP Real Estate of THE GOOD GUYS!, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned.

                              /s/ Helen Sue Carmichael
                              ------------------------------------------------
[SEAL]                        Notary Public in and for the state of

                              Residing at  San Mateo Co.
                                          ------------------------------------

                              My Commission Expires  2/3/99
                                                   ---------------------------






STATE OF WASHINGTON )
                    )
COUNTY OF KING      )

          I THIS IS TO CERTIFY that on this 24TH day of SEPTEMBER 1996, before me, the undersigned, a notary public in and for the STATE of WASHINGTON duly commissioned and sworn, personally appeared RICHARD T. TAKATA to me known to be the PRESIDENT of EAGLE HARDWARE & GARDEN, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned.



                              /s/ Jean Kavalick
                              ------------------------------------------------
                              Notary Public in and for the state of WASHINGTON

                              Residing at  Tacoma, WA
                                          ------------------------------------

                              My Commission Expires  3/15/97
                                                   ---------------------------

                                   EXHIBIT "A"

LEGAL DESCRIPTION:

A PARCEL OF LAND WITH DIMENSIONS OF 250.00 FEET ALONG THE WEST LINE OF AURORA AVENUE (STATE HIGHWAY NO. 1) AND 270.00 FEET ALONG THE NORTH LINE OF NORTH 125TH STREET. SAID PARCEL IS LOCATED IN THE SOUTHEAST CORNER OF THE FOLLOWING DESCRIBED REAL PROPERTY;

THAT PORTION OF THE SOUTH 1/2 OF THE SOUTHEAST 1/4 OF THE SOUTHWEST 1/4 OF
SECTION 19, TOWNSHIP 26 NORTH, RANGE 4 EAST W.M.;

BEGINNING AT THE INTERSECTION OF THE NORTH LINE OF NORTH 125TH STREET AS CONDEMNED IN KING COUNTY SUPERIOR COURT CAUSE NO. 96395 WITH THE WEST LINE OF AURORA AVENUE (STATE HIGHWAY NO. 1) AS CONVEYED UNDER RECORDING NO. 2167721; THENCE, ALONG SAID WEST LINE, NORTH 00 DEGREES 21'45" WEST 448.60 FEET; THENCE NORTH 89 DEGREES 42'52" WEST, PARALLEL TO THE NORTH LINE OF SAID NORTH 125TH STREET, 309.17 FEET;
THENCE SOUTH 00 DEGREES 02'52" WEST 225.90 FEET;
THENCE SOUTH 81 DEGREES 34'30" WEST 77.52 FEET; THENCE SOUTH 01 DEGREES
08'08" WEST 10.96 FEET TO A POINT WHICH BEARS NORTH 01  DEGREES 08'08" EAST
200.00 FEET FROM THE NORTH LINE OF SAID NORTH 125TH STREET, SAID POINT HEREINAFTER BEING REFERRED TO AS POINT "A";
THENCE SOUTH 01 DEGREES 08'08" WEST 200.00 FEET TO THE NORTH LINE OF SAID NORTH 125TH STREET;
THENCE SOUTH 89 DEGREES 42'52" EAST, ALONG SAID NORTH LINE, 393.07 FEET TO
THE POINT OF BEGINNING;

SITUATE IN THE CITY OF SEATTLE, COUNTY OF KING, STATE OF WASHINGTON.




                                   EXHIBIT "A"

                                                                     EXHIBIT "B"








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                                                                     EXHIBIT "B"